EXHIBIT 99.1

Indevus Pharmaceuticals, Inc.
ID:
Notice of Grant of Stock Options	33 Hayden Avenue
and Option Agreement	Lexington, MA 02421-7971

[ Optionee Name ]	Option Number:	______________
[ Optionee Address ]	Plan:	______________
	ID:	______________

Effective             , you have been granted a(n)             Stock Option to buy              shares of Indevus Pharmaceuticals, Inc. (the Company) stock at $             per share.

The total option price of the shares granted is $            .00.

Shares in each period will become fully vested o the date shown.

Shares	Vest Type	Full Vest	Expiration
___________	___________	___________	___________

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Indevus Pharmaceuticals, Inc.	Date

[ Optionee Name ]	Date

Date: __________
Time: __________